Exhibit (8)(l)(1)

Amendment No. 3 to the Participation Agreement (Wanger)

AMENDMENT NO. 3 TO THE

PARTICIPATION AGREEMENT

Among

WANGER ADVISORS TRUST,

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

and

TRANSAMERICA LIFE INSURANCE COMPANY

This Amendment No. 3 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1st day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the “Company”), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”), and the WANGER ADVISORS TRUST, a business trust organized under the laws of Massachusetts (hereinafter the “Trust”) and COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (formerly known as LIBERTY FUNDS DISTRIBUTOR, INC.) (hereinafter the “Underwriter”), a Massachusetts corporation. The Agreement is amended as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of May 1, 2007:

Company: TRANSAMERICA LIFE INSURANCE COMPANY By its authorized officer,

By:	/s/ Arthur D. Woods
Name	Arthur D. Woods
Title:	Vice President

Trust: WANGER ADVISORS TRUST By its authorized officer,

By:	/s/ Bruce Lauer
Name:	Bruce Lauer
Title:	Vice President

Underwriter: COLUMBIA MANAGEMENT DISTRIBUTORS, INC. By its authorized officer,

By:	/s/ Michael Jones
Name:	Michael Jones
Title:	President

SCHEDULE A

Separate Accounts, Associated Contracts, and Portfolios

Name of Separate Account and Date Established by the Board of Trustees	Policies Funded by the Separate Accounts	Portfolio(s) Available Under the Policies
Separate Account VA F May 15, 2000	Premier Asset Builder Variable Annuity	Wanger U.S. Smaller Companies

Separate Account VA P November 26, 2001	Flexible Premium Variable Annuity – A Under the Marketing Name “Transamerica Opportunity Builder” and “Transamerica Traditions”	Wanger U.S. Smaller Companies

Separate Account VA S November 26, 2001	Flexible Premium Variable Annuity – D Under the Marketing Name “Huntington Allstar Select”	Wanger U.S. Smaller Companies

Separate Account VA X May 15, 2000	Flexible Premium Variable Annuity – I Under the Marketing Name “Transamerica Advisor Elite”	Wanger International Small-Cap Wanger U.S. Smaller Companies